UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

PACIFIC VENTURES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 West 9th Street, Suite 316

Los Angeles, CA 90015

(Address of principal executive offices) (Zip Code)

(310) 392-5606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

Pacific Ventures Group, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “10-Q”) due to the circumstances related to COVID-19. In particular, COVID-19 has caused disruptions in our normal interactions with our vendors. Approximately 60% of our customers have ceased daily operation making it difficult to timely confirm information, thereby impacting the Company’s ability to complete its financial statements and file the 10-Q prior to its due date. Notwithstanding the foregoing, the Company expects to file the 10-Q no later than June 29, 2020 (which is 45 days from the 10-Q’s original filing deadline of May 15, 2020).

In light of the current COVID-19 pandemic, the Company has including the following Risk Factor in its 2019 10-K, as may be updated to reflect subsequent events impacting the Company:

We are unable to predict the impact of COVID-19 on our company.

We supply food products to retail and institutional customers. Due to the various “stay at home” orders precipitated by the spread of COVID-19 in California and specifically in Southern California, where our customers are located, we expect a significant decline in sales as many of these clients are not currently in operation as result of such orders. It is impossible for us to predict the effect this will have on our long term operations as the duration of the “stay at home” orders is unknown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VENTURES GROUP, INC.

Dated: May 19, 2020	By:	/s/ Shannon Masjedi
	Name:	Shannon Masjedi
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer